UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 19, 2010

BGC Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28191	13-4063515
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

499 Park Avenue, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 610-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information required by this Item 1.01 is set forth under Item 5.02 below and is hereby incorporated by reference in response to this Item.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 19, 2010, the Compensation Committee of the Board of Directors of BGC Partners, Inc. (the “Company”) took the following actions with respect to three named executive officers of the Company:

With respect to Shaun W. Lynn, the Company’s President, the Compensation Committee approved a bonus for 2009 of $1,250,000, paid $625,000 in cash and $625,000 in the form of 109,649 non-exchangeable PSUs, calculated by reference to the closing price of one share of the Company’s Class A Common Stock on the date of grant. In addition, the Compensation Committee approved the action of Cantor Fitzgerald, L.P., as Majority in Interest Exchangeable Limited Partner under the BGC Holdings, L.P. Amended and Restated Agreement of Limited Partnership, to accelerate the vesting of exchangeability of 406,359 exchangeable founding partner units held by Mr. Lynn, which vesting would otherwise have occurred on April 1, 2010. As previously reported, on February 22, 2010 the Compensation Committee had approved a $3,000,000 award to Mr. Lynn for 2009 under the Company’s Amended and Restated Incentive Bonus Compensation Plan (the “Incentive Plan”), paid $1,000,000 in cash and $2,000,000 in the form of 481,928 non-exchangeable PSUs, calculated by reference to the closing price of one share of the Company’s Class A Common Stock on the date of award.

With respect to Sean A. Windeatt, the Chief Operating Officer of the Company, the Compensation Committee approved a £500,000 ($750,750 at March 19, 2010) award for 2009 under the Incentive Plan, paid £100,000 in cash and £400,000 in the form of 105,368 non-exchangeable PSUs, calculated by reference to the closing price of one share of the Company’s Class A Common Stock on the date of award. In addition, the Compensation Committee approved an immediate cash payment to Mr. Windeatt of £110,000 ($165,165 at March 19, 2010) in cancellation of the £220,000 to which Mr. Windeatt would otherwise have been entitled pursuant to a salary modification arrangement entered into by Mr. Windeatt in 2007. Finally, the Compensation Committee approved a continuation of Mr. Windeatt’s car allowance, car insurance allowance, and apartment lease for 2010 in an aggregate amount not to exceed £65,000 ($97,598 at March 19, 2010), or, in the alternative, a payment to him of such amount in cash. As previously reported, effective January 1, 2010 the Compensation Committee had increased Mr. Windeatt’s base salary for 2010 to £275,000 ($444,084 at December 31, 2009).

With respect to A. Graham Sadler, the Company’s Chief Financial Officer, the Compensation Committee approved a bonus for 2009 of £230,000 ($345,345 at March 19, 2010), paid £140,000 in cash and £90,000 in the form of 23,708 non-exchangeable PSUs, calculated by reference to the closing price of one share of the Company’s Class A Common Stock on the date of grant. As previously reported, effective January 1, 2010 the Compensation Committee had increased Mr. Sadler’s base salary for 2010 to £275,000 ($444,084 at December 31, 2009).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BGC Partners, Inc.

Date: March 25, 2010	By:	/S/ HOWARD W. LUTNICK
	Name:	Howard W. Lutnick
	Title:	Chairman and Chief Executive Officer